Exhibit 99.1

American Express Global Business Travel Announces

Amended Merger Agreement for CWT Acquisition

New York – March 21, 2025 – American Express Global Business Travel, which is operated by Global Business Travel Group, Inc. (NYSE: GBTG) (“Amex GBT” or the “Company”), a leading B2B software and services company for travel, expense, and meetings & events, announced today that it has agreed with CWT to amend the existing terms of their merger agreement that was entered into on March 24, 2024 (as amended on January 17, 2025, March 17, 2025 and March 20, 2025, the “Merger Agreement”).

The amendment provides for, among other things:

•	A revised CWT transaction value of approximately $540 million (from $570 million originally agreed), on a cash-free, debt-free basis, subject to certain assumptions and purchase price adjustments. Based on this revised valuation, Amex GBT expects the 2024 Adjusted EBITDA multiple to remain in line with the 7.6x pre-synergy multiple and 2.5x post-synergy multiple of Adjusted EBITDA previously announced in March 2024.

•	A revised fixed stock price of $7.50 per share (from $6.00 per share initially agreed) for the shares of Amex GBT to be received as part of the consideration under the Merger Agreement. At the closing of the transaction, Amex GBT now expects to issue approximately 50 million shares of its Class A common stock (down from approximately 72 million shares) and to use cash on hand to fund the remaining transaction consideration (which remains unchanged at $70 million) and the retirement of CWT debt.

•	An extension of the Drop Dead Date (as defined in the Merger Agreement) to December 31, 2025, to provide the parties with additional time to defend the lawsuit filed in January 2025 by the Antitrust Division of the U.S. Department of Justice, seeking a permanent injunction to prevent the proposed transaction.

Eric J. Bock, Amex GBT’s Chief Legal Officer and Global Head of M&A, stated: “We are pleased to have reached an amended agreement with CWT and look forward to completing the transaction that will provide even more value and choice to customers and suppliers and more opportunities for CWT employees. We remain confident in the merits of our position in the lawsuit initiated by the DOJ and remain prepared to prove this in court, if required. The reduction in the shares to be issued in this transaction reflects our continued belief in the value of our equity. With our strong and flexible balance sheet, coupled with our $300 million share buyback program, we continue to create value for our shareholders.”

Closing of the transaction remains subject to the satisfaction of customary closing conditions, including the receipt of certain regulatory approvals.

About Amex GBT

Amex GBT is a leading software and services company for travel, expense, and meetings & events. We have built the most valuable marketplace in travel with the most comprehensive and competitive content. A choice of solutions brought to you through a strong combination of technology and people, delivering the best experiences, proven at scale. With travel professionals and business partners in more than 140 countries, our solutions deliver savings, flexibility, and service from a brand you can trust – Amex GBT.

Visit amexglobalbusinesstravel.com for more information about Amex GBT. Follow @amexgbt on X (formerly known as Twitter), LinkedIn and Instagram.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding our current expectations or forecasts of future events. These statements constitute projections, forecasts and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us, including as a result of the transaction, will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities; (2) our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (6) the impact of geopolitical conflicts, including the war in Ukraine and the conflicts in the Middle East, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services); (10) the effect of legal, tax and regulatory changes; (11) the decisions of market data providers, indices and individual investors; (12) the outcome of any legal proceedings that may be instituted against Amex GBT or CWT in connection with the transaction; (13) the inability to complete the transaction; (14) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transaction; (15) the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction; (16) the inability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (17) costs related to the transaction; (18) risks related to the business of CWT or unexpected liabilities that arise in connection with the transaction or the integration with CWT; (19) the risk that the assumptions, estimates and estimated adjustments described in this communication may prove to be inaccurate; and (20) other risks and uncertainties described in the Company's Form 10-K, filed with the SEC on March 7, 2025, and in the Company's other SEC filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring, exit and related charges, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation, fair value movements on earnout and warrant derivative liabilities, long-term incentive plan costs, certain corporate costs, foreign currency gains (losses), non-service components of net periodic pension benefit (costs) and gains (losses) on disposal of businesses.

This communication contains non-GAAP financial measures related to the anticipated acquisition. Amex GBT believes these forward-looking non-GAAP measures are of interest to investors. We have not reconciled these forward-looking non-GAAP measures to their corresponding GAAP measures because certain items that impact these measures are unavailable without unreasonable efforts, out of Amex GBT’s control and/or cannot be reasonably predicted without unreasonable efforts.

Media:

Megan Kat

Senior Director Global Communications and Public Affairs

megan.kat@amexgbt.com

Investors:

Jennifer Thorington

Vice President, Investor Relations

investor@amexgbt.com